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                                                         EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dense-Pac Microsystems, Inc. on Form S-3 of our report dated May 2, 1995, appearing in the Annual Report on Form 10-KSB of Dense-Pac Microsystems, Inc. for the year ended February 28, 1995 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus which is part of this Registration Statement.



Deloitte & Touche LLP
Costa Mesa, California




March 18, 1996